EXHIBIT 24

POWERS OF ATTORNEY

Powers of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary W. Miller and Craig C. Morfas, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Dated:

/s/ Gary W. Miller	February 10, 2009

Gary W. Miller, Chairman

of the Board and CEO

(Principal Executive Officer)

/s/ G. Patrick Corydon	February 10, 2009

G. Patrick Corydon, Executive Vice

President (Finance) and CFO

(Principal Financial and Accounting Officer)

/s/ Joseph DeVito	February 10, 2009
Joseph DeVito, President and COO

/s/ Stuart D. Bilton	February 10, 2009
Stuart D. Bilton, Director

/s/ Otto N. Frenzel, IV	February 10, 2009
Otto N. Frenzel, IV, Director

/s/ John M. O’Mara	February 10, 2009
John M. O’Mara, Director

/s/ Thomas H. Patrick	February 10, 2009
Thomas H. Patrick, Director

/s/ John Pigott	February 10, 2009
John Pigott, Director

Powers of Attorney (continued)

/s/ Kenneth D. Sacks	February 10, 2009
Kenneth D. Sacks, Director

/s/ Nathan Shapiro	February 10, 2009
Nathan Shapiro, Director

/s/ Norton Shapiro	February 10, 2009
Norton Shapiro, Director

/s/ Robert Shapiro	February 10, 2009
Robert Shapiro, Director

/s/ Steven A. Shapiro	February 10, 2009
Steven A. Shapiro, Director

/s/ John D. Weil	February 10, 2009

John D. Weil, Director